As filed with the United States Securities and Exchange Commission on February 25, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement

Under

The Securities Act of 1933

HARMONY BIOSCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	82-2279923
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
630 W. Germantown Pike, Suite 215, Plymouth Meeting, PA	19462
(Address of Principal Executive Offices)	(Zip Code)

(484) 539-9800
(Registrant’s telephone number, including area code)

2020 Incentive Award Plan

2020 Employee Stock Purchase Plan

(Full title of the plan)

Jeffrey M. Dayno

President, Chief Executive Officer and Director

630 W. Germantown Pike, Suite 215

Plymouth Meeting, Pennsylvania 19462

(484) 539-9800

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Christopher D. Lueking, Esq.

Jonathan E. Sarna, Esq.

Latham & Watkins LLP

330 North Wabash Avenue, Suite 2800

Chicago, Illinois 60611

Telephone (312) 876-7700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Harmony Biosciences Holdings, Inc. (the “Registrant”) for the purpose of registering (i) 2,285,795 additional shares of the Registrant’s common stock, par value $0.00001 per share (the “Common Stock”) under the Registrant’s 2020 Incentive Award Plan (the “2020 Incentive Award Plan”) and (ii) 571,449 additional shares of Common Stock under the Registrant’s 2020 Employee Stock Purchase Plan (the “2020 ESPP” and, together with the 2020 Incentive Award Plan, the “Plans”).

In accordance with General Instruction E of Form S-8, the contents of the prior Registration Statements on Form S-8 (Registration Nos. 333-248243, 333-263077, 333-271570 and 333-277269) (the “Prior Registration Statements”) previously filed with the Securities and Exchange Commission (the “Commission”) are incorporated by reference to the extent not modified or superseded by the Prior Registration Statements, by the information included herein or by any subsequently filed document that is incorporated by reference in this Registration Statement or the Prior Registration Statements.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.Plan Information.

Not required to be filed with this Registration Statement.

Item 2.Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference.

Not required to be filed with this Registration Statement.

Item 4.Description of Securities.

Not required to be filed with this Registration Statement.

Item 5.Interests of Named Experts and Counsel.

Not required to be filed with this Registration Statement.

Item 6.Indemnification of Directors and Officers.

Not required to be filed with this Registration Statement.

Item 7.Exemption from Registration Claimed.

Not required to be filed with this Registration Statement.

Item 8.Exhibits.

The following documents are filed as exhibits to this Registration Statement:

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	Exhibit	Filing Date

4.1	Harmony Biosciences Holdings, Inc. 2020 Incentive Award Plan.	S-8	10.2	August 21, 2020

4.2	Harmony Biosciences Holdings, Inc. 2020 Employee Stock Purchase Plan.	S-1/A	10.7	August 11, 2020

4.3	First Amendment to the Harmony Biosciences Holdings, Inc. 2020 Incentive Award Plan, dated March 24, 2022.	10-K	10.3	February 21, 2023

5.1*	Opinion of Latham & Watkins LLP.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Form S-8).

107*	Filing Fee Table

* Filed herewith.

Item 9.Undertakings.

(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That: Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth Meeting, State of Pennsylvania, on the 25th day of February, 2025.

HARMONY BIOSCIENCES HOLDINGS, INC.

By:	/s/ Jeffrey M. Dayno
Name:	Jeffrey M. Dayno
Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey M. Dayno and Sandip Kapadia, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jeffrey M. Dayno	President, Chief Executive Officer and Director	February 25, 2025
Jeffrey M. Dayno	(Principal Executive Officer)

/s/ Sandip Kapadia	Chief Financial Officer and Chief Administrative Officer (Principal	February 25, 2025
Sandip Kapadia	Financial Officer and Principal Accounting Officer)

/s/ Jeffrey S. Aronin	Chairman of the Board	February 25, 2025
Jeffrey S. Aronin

/s/ Peter Anastasiou	Director	February 25, 2025
Peter Anastasiou

/s/ Antonio Gracias	Director	February 25, 2025
Antonio Gracias

/s/ R. Mark Graf	Director	February 25, 2025
R. Mark Graf

/s/ Juan A. Sabater	Director	February 25, 2025
Juan A. Sabater

/s/ Gary Sender	Director	February 25, 2025
Gary Sender

/s/ Linda Szyper	Director	February 25, 2025
Linda Szyper

/s/ Andreas Wicki	Director	February 25, 2025
Andreas Wicki